BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201 (775) 684-5708

Website: www.nvsos.gov

www.nvsilverflume.gov

Filed in the Office of Secretary of State State Of Nevada	Business Number E14093812021-5
Filing Number 20211824938
Filed On 10/15/2021 10:35:55 AM
Number of Pages 3

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : Medinotec Inc. Entity or Nevada Business Identification Number (NVID) : NV20212080429
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

Certificate to Accompany Restated Articles or Amended and Restated Articles

Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) incorporators board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and

78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

4. Effective date and Time: (Optional)	Date: 10/15/2021 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

The entity name has been amended.

The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

The purpose of the entity has been amended. The authorized shares have been amended.

The directors, managers or general partners have been amended. IRS tax language has been added.

Articles have been added. Articles have been deleted

Other.

The articles have been amended as follows: (provide article numbers, if available)

SEE BELOW

(attach additional page(s) if necessary)

6. Signature: (Required)

X Peter can Niekerk Director

Signature of Officer, Incorporator or Authorized Signer Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

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ARTICLE I

NAME OF CORPORATION

The name of the Corporation shall be Medinotec Inc. (hereinafter, the "Corporation")

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